Exhibit 99.1

SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

AND WAIVER OF DEFAULTS

THIS SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND WAIVER OF DEFAULTS (the “Amendment”) is made as of this 13th day of October, 2008 by and between CDS BUSINESS SERVICES, INC., a Delaware corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), acting through its Wells Fargo Business Credit operating division.

RECITALS

Borrower and Lender are parties to a Credit and Security Agreement dated as of February 27, 2007 (as same may have been amended, modified, supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein shall have the meanings given to them in the Credit Agreement unless otherwise specified.

Borrower has failed to comply with Section 6.1(b)(1) of the Credit Agreement, which section requires Borrower to deliver to Lender reviewed quarterly financial statements for each financial quarter beginning with the quarter ending March 31, 2007, for each fiscal quarter beginning March 31, 2007 through September 30, 2008, resulting in Events of Default under Section 7.1(b) of the Credit Agreement (collectively, the “Existing Events of Default”).

Borrower has requested that Lender waive the Existing Events of Default and amend certain terms and conditions of the Credit Agreement, and Lender, having considered such requests, agrees to amend the Credit Agreement and waive the Existing Events of Default on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

1. Amendments to Credit Agreement.

(a) As of the date of this Amendment, the following definitions set forth in Section 1.1 of the Credit Agreement, are amended and restated in their entirety to read as follows:

“Accounts Advance Rate” means up to seventy-five percent (75%), or such lesser rate as the Lender in its sole discretion may deem appropriate from time to time; provided that, as of any date of determination, the Accounts Advance Rate shall be reduced by one (1) percentage point for each percentage by which Dilution is in excess of ten percent (10.0%).

“Borrowing Base Reserve” means, as of any date of determination, such amounts (expressed as either a specified amount or as a percentage of a specified category or item) as the Lender may from time to time establish and adjust in reducing Availability (a) to reflect events, conditions, contingencies or risks which, as reasonably determined by the Lender, do or may affect (i) the Collateral or its value, (ii) the assets, business or prospects of the Borrower, or (iii) the security interests and other rights of the Lender in the Collateral (including the enforceability, perfection and priority thereof), or (b) to reflect the Lender’s reasonable judgment that any collateral report or financial information furnished by or on behalf of the Borrower to the Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts that the Lender reasonably determines constitutes a Default or an Event of Default, and shall include, without limitation, an Availability block of $125,000.

“Business Day” means a day on which the Federal Reserve Bank of New York is open for business and, if such day relates to a LIBOR Advance, a day on which dealings are carried on in the London interbank eurodollar market.

“Default Rate” means an annual interest rate in effect during a Default Period or following the Termination Date, which interest rate shall be equal to three percent (3%) over the applicable Floating Rate or the LIBOR Advance Rate, as the case may be, as such rate may change from time to time.

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the trailing twelve (12) month period ending on the date of determination, which is the result of dividing (a) actual bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts as determined by Lender in its sole discretion during such period, by (b) the Borrower’s net sales during such period (excluding extraordinary items) plus the amount of clause (a).

“Eligible Accounts” means all Ultimate Debtor Accounts purchased by Borrower (but only to the extent Borrower has paid for such Ultimate Debtor Account in full), but excluding any Ultimate Debtor Accounts having any of the following characteristics:

(i) That portion of Ultimate Debtor Accounts unpaid 90 days or more after the invoice date;

(ii) That portion of Ultimate Debtor Accounts related to goods or services with respect to which the Borrower has received notice of a claim or dispute, which are subject to a claim of offset or a contra account, or which reflect a reasonable reserve for warranty claims or returns;

(iii) That portion of Ultimate Debtor Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the Ultimate

Debtor Customer, including progress billings, and that portion of Ultimate Debtor Accounts for which an invoice has not been sent to the applicable Ultimate Debtor Customer;

(iv) Ultimate Debtor Accounts constituting (i) proceeds of copyrightable material unless such copyrightable material shall have been registered with the United States Copyright Office, or (ii) proceeds of patentable inventions unless such patentable inventions have been registered with the United States Patent and Trademark Office;

(v) Ultimate Debtor Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that such Ultimate Debtor Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

(vi) Ultimate Debtor Accounts denominated in any currency other than United States dollars;

(vii) Ultimate Debtor Accounts owed by an Ultimate Debtor Customer located outside the United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender’s possession or control, and with respect to which a control agreement concerning the letter-of-credit rights is in effect, and acceptable to the Lender in all respects, in its sole discretion, or (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

(viii) Ultimate Debtor Accounts owed by an Ultimate Debtor Customer that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

(ix) All Ultimate Debtor Accounts purchased from an Ultimate Debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

(x) Ultimate Debtor Accounts owed by an Owner, Subsidiary, Affiliate, Officer or employee of the Borrower;

(xi) Ultimate Debtor Accounts which are subject to any Lien in favor of any Person other than the Lender;

(xii) That portion of Ultimate Debtor Accounts that has been restructured, extended, amended or modified;

(xiii) That portion of Ultimate Debtor Accounts that constitutes advertising, finance charges, or service charges;

(xiv) Ultimate Debtor Accounts purchased from an Ultimate Debtor, other than accounts purchased from Ohio Valley Products or such other Ultimate Debtor as may be subsequently approved by Lender in writing in its sole discretion, regardless of whether otherwise eligible (A) to the extent that the aggregate balance of such Ultimate Debtor Accounts exceeds twenty percent (20%) of the aggregate amount of all Eligible Accounts and (B) in the case of each Ultimate Debtor, to the extent that the Ultimate Debtor Accounts owed by any Ultimate Debtor Customer exceeds twenty percent (20%) of the aggregate amount of all Ultimate Debtor Accounts of such Ultimate Debtor;

(xv) Ultimate Debtor Accounts purchased from Ohio Valley Products or such other Ultimate Debtor as may be subsequently approved by Lender in writing in its sole discretion, regardless of whether otherwise eligible (A) to the extent that the aggregate balance of such Ultimate Debtor Accounts exceeds thirty percent (30%) of the aggregate amount of all Eligible Accounts and (B) in the case of Ohio Valley Products or such other Ultimate Debtor as may be subsequently approved by Lender in writing in its sole discretion, to the extent that the Ultimate Debtor Accounts owed by any Ultimate Debtor Customer exceeds twenty percent (20%) of the aggregate amount of all Ultimate Debtor Accounts of Ohio Valley Products;

(xvi) Ultimate Debtor Accounts purchased from an Ultimate Debtor, regardless of whether otherwise eligible, if twenty-five percent (25%) or more of the total amount of Ultimate Debtor Accounts of such Ultimate Debtor is ineligible under clauses (i), (ii), or (x) above; and

(xvii) Ultimate Debtor Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its reasonable discretion.

“Maturity Date” means February 29, 2012.

“Prime Rate” means at any time the greater of (i) five percent (5%) and (ii) the rate of interest most recently announced by the Lender at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of the Lender’s base rates, and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as the Lender may designate. Each change in the rate of interest shall become effective on the date each Prime Rate change is announced by the Lender.

(b) As of the date of this Amendment, the following new definitions shall be added to Section 1.1 of the Credit Agreement in the correct alphabetical order:

“Interest Period” means the period that commences on (and includes) the Business Day on which either a LIBOR Advance is made or continued, or on which a Floating Rate Advance is converted to a LIBOR Advance, and ending on (but excluding) the Business Day numerically corresponding to such date that is one, two, three, six, or twelve months thereafter as designated by the Borrower, during which period the outstanding principal balance of the LIBOR Advance shall bear interest at the LIBOR Advance Rate; provided, however, that:

(a) No Interest Period may be selected for an Advance for a principal amount less than Five Hundred Thousand Dollars ($500,000), and no more than three (3) different Interest Periods may be outstanding at any one time;

(b) If an Interest Period would otherwise end on a day which is not a Business Day, then the Interest Period shall end on the next Business Day thereafter, unless that Business Day is the first Business Day of a month, in which case the Interest Period shall end on the last Business Day of the preceding month;

(c) No Interest Period applicable to a Revolving Advance may end later than the Maturity Date; and

(d) In no event shall the Borrower select Interest Periods with respect to Advances which, in the aggregate, would require payment of a contracted funds breakage fee under this Agreement in order to make required principal payments.

“LIBOR” means the rate per annum (rounded upward, if necessary, to the nearest whole  1/8th of one percent (1%)) determined pursuant to the following formula:

LIBOR =	Base LIBOR
100% - LIBOR Reserve Percentage

(i) “Base LIBOR” means the rate per annum for United States dollar deposits quoted by the Lender as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by the Lender for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Interest Period for delivery of funds on said date for a period of time approximately equal to the number of days in such Interest Period and in an amount approximately equal to the principal amount to which such Interest Period applies. The Borrower understands and agrees that the Lender may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as the Lender in its discretion deems appropriate including the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

(ii) “LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by the Lender for expected changes in such reserve percentage during the applicable Interest Period.

“LIBOR Advance” means an Advance bearing interest at the LIBOR Advance Rate.

“LIBOR Advance Rate” means with respect to Revolving Advances evidenced by the Revolving Note, an annual interest rate equal to the sum of LIBOR plus three and one-half percent (3.5%).

“Subordinated Debt” means the principal portion of indebtedness subject to a Subordination Agreement acceptable to Lender in its discretion.

(c) As of the date of this Amendment, Section 2.2 of the Credit Agreement is amended and restated in its entirety to provide as follows:

Section 2.2 Procedures for Requesting Advances. The Borrower shall comply with the following procedures in requesting Revolving Advances:

(a) Type of Advances. Each Advance shall be funded as either a Floating Rate Advance or a LIBOR Advance, as the Borrower shall specify in a request delivered to the Lender conforming to the requirements of Section 2.2(b); Floating Rate Advances and LIBOR Advances may be outstanding at the same time. Each request for a LIBOR Advance shall be in multiples of $100,000, with a minimum request of at least $500,000. LIBOR Advances shall not be available during Default Periods.

(b) Time for Requests. The Borrower shall request each Advance so that it is received by Lender not later than the Cut-off Time on the Business Day on which the Advance is to be made. Each request that conforms to the terms of this Agreement shall be effective upon receipt by the Lender, shall be in writing or by telephone or telecopy transmission, and shall be confirmed in writing by the Borrower if so requested by the Lender, by (i) an Officer of the Borrower; or (ii) a Person designated as the Borrower’s agent by an Officer of the Borrower in a writing delivered to the Lender; or (iii) a Person whom the Lender reasonably believes to be an Officer of the Borrower or such a designated agent, which confirmation shall specify whether the Advance shall be a Floating Rate Advance or a LIBOR Advance and, with respect to any LIBOR Advance, shall specify the principal amount of the LIBOR Advance and the Interest Period applicable thereto. The Borrower shall repay all Advances even if the Lender does not receive such confirmation and even if the Person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

(c) Disbursement. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Advance by crediting the same to the Borrower’s demand deposit account maintained with the Lender unless the Lender and the Borrower shall agree in writing to another manner of disbursement.

(d) As of the date of this Amendment, Section 2.3 of the Credit Agreement is amended and restated in its entirety to read as follows:

Section 2.3 LIBOR Advances.

(a) Converting Floating Rate Advances to LIBOR Advances; Procedures. So long as no Default Period is in effect, the Borrower may convert all or any part of the principal amount of any outstanding Floating Rate Advance into a LIBOR Advance by requesting that the Lender convert same no later than the Cut-off Time on the Business Day immediately preceding the Business Day on which the Borrower wishes the conversion to become effective. Each request that conforms to the terms of this Agreement shall be effective upon receipt by the Lender and shall be confirmed in writing by the Borrower if the Lender so requests by any Officer or designated agent identified in Section 2.2(b) or Person reasonably believed by the Lender to be such an Officer or designated agent, which request shall specify the Business Day on which the conversion is to occur, the total amount of the Floating Rate Advance to be converted, and the applicable Interest Period. Each such conversion shall occur on a Business Day, and the aggregate amount of Floating Rate Advances converted to LIBOR Advances shall be in multiples of $100,000, with a minimum conversion amount of at least $500,000.

(b) Procedures at End of an Interest Period. Unless the Borrower requests a new LIBOR Advance in accordance with the procedures set forth below, or prepays the principal of an outstanding LIBOR Advance at the expiration of an Interest Period, the Lender shall automatically and without request of the Borrower convert each LIBOR Advance to a Floating Rate Advance on the last day of the relevant Interest Period. So long as no Default exists, the Borrower may cause all or any part of any maturing LIBOR Advance to be renewed as a new LIBOR Advance by requesting that the Lender continue the maturing Advance as a LIBOR Advance no later than the Cut-off Time on the Business Day immediately preceding the Business Day constituting the first day of the new Interest Period. Each such request shall be confirmed in writing by the Borrower upon the Lender’s request by any Officer or designated agent identified in Section 2.2(b), which confirmation shall be effective upon receipt by the Lender, and which shall specify the amount of the expiring LIBOR Advance to be continued and the applicable Interest Period. Each new Interest Period shall begin on a Business Day and the amount of each LIBOR Advance shall be in multiples of $100,000, with a minimum Advance of at least $500,000.

(c) Setting and Notice of Rates. The Lender shall, with respect to any request for a LIBOR Advance under Section 2.2 or a conversion or renewal of a LIBOR Advance under this Section 2.3, provide the Borrower with a LIBOR quote for each Interest Period identified by the Borrower on the Business Day on which the request was made, if the request is received by the Lender prior to the Cut-off Time, or for requests received by the Lender after the Cut-off Time, on the next Business Day or on the Business Day on which the Borrower has requested that the LIBOR Advance be made effective. If the Borrower does not immediately accept a LIBOR quote, the quoted rate shall expire and any subsequent request from Borrower for a LIBOR quote shall be subject to redetermination by the Lender of the applicable LIBOR for the LIBOR Advance.

(d) Taxes and Regulatory Costs. The Borrower shall pay the Lender with respect to any Advance, upon demand and in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to LIBOR, and (ii) future, supplemental, emergency or other changes in the LIBOR Reserve Percentage, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority or resulting from compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to LIBOR to the extent they are not included in the calculation of LIBOR. In determining which of the foregoing are attributable to any LIBOR option available to the Borrower hereunder, any reasonable allocation made by the Lender among its operations shall be conclusive and binding upon the Borrower.

(e) As of the date of this Amendment, Section 2.7(e) of the Credit Agreement is amended and restated in its entirety to read as follows

(e) Termination and Line Reduction Fees. If (i) the Lender terminates the Credit Facility during a Default Period, or if (ii) the Borrower terminates or reduces the Credit Facility on a date prior to the Maturity Date, then the Borrower shall pay the

Lender as liquidated damages and not as a penalty a termination fee in an amount equal to a percentage of the Maximum Line Amount (or the reduction of the Maximum Line Amount, as the case may be) calculated as follows: (A) one percent (1%) if the termination or reduction occurs on or before February 27, 2010; and (B) one-half of one percent (.50%) if the termination or reduction occurs after February 27, 2010, but on or before the Maturity Date.

(f) As of the date of this Amendment, Section 2.7 of the Credit Agreement is amended by adding the following new Section 2.7(h), which shall provide as follows:

(h) Contracted Funds Breakage Fees. The Borrower may prepay the principal amount of the Revolving Note at any time in any amount, whether voluntarily or by acceleration, provided, however, that if the principal amount of any Revolving Note LIBOR Advance is prepaid, the Borrower shall pay to the Lender immediately upon demand a contracted funds breakage fee equal to the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Interest Period matures, calculated as follows for each such month:

(i) Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the applicable Interest Period.

(ii) Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Interest Period at LIBOR in effect on the date of prepayment for new loans made for such term in a principal amount equal to the amount prepaid.

(iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

The Borrower acknowledges that prepayment of the Revolving Note may result in the Lender incurring additional costs, expenses or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses or liabilities. The Borrower therefore agrees to pay the above-described contracted funds breakage fee and agrees that said amount represents a reasonable estimate of the contracted funds breakage costs, expenses and/or liabilities of the Lender.

(g) As of the date of this Amendment, Section 2.8(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

(a) Time For Interest Payments. Accrued and unpaid interest shall be due and payable on the first day of each month and on the Termination Date (each an

“Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of advance to the Interest Payment Date. If an Interest Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day. Interest accruing on each LIBOR Advance shall be due and payable on the last day of the applicable Interest Period; provided, however, for Interest Periods that are longer than one month, interest shall nevertheless be due and payable monthly on the last day of each month, and on the last day of the Interest Period.

(h) As of the date of this Amendment, Section 6.1(b)(1) of the Credit Agreement is amended and restated in its entirety to read as follows:

(b) Periodic Financial Statements.

(1) Reserved.

2. Waiver of Defaults. Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Existing Events of Default. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

3. Amendment and Waiver Fee. In further consideration of the agreements contained herein, Borrower shall pay to the Lender (i) an amendment fee in an amount equal to $37,500 and (ii) waiver fee in an amount equal to $5,000, which amendment and waiver fees shall be non-refundable and fully earned as of the date of this Amendment and which the Lender may obtain at anytime by charging such amendment fee as a Revolving Advance under the Credit Agreement.

4. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with payment of the amendment and waiver fees described above, the executed acknowledgment of each Guarantor, as set forth on the Acknowledgment and Agreement attached hereto, and each of the following, all in substance and form acceptable to the Lender in its sole discretion:

(a) An Officer’s Certificate of Borrower certifying as to (i) the resolutions of the board of directors of Borrower approving the execution and delivery of this Amendment, and any and all documents, instruments, writings and agreements related hereto (collectively, the “Amendment Documents”), (ii) the fact that the articles of incorporation and bylaws of Borrower, which were certified and delivered to the Lender pursuant to the Officer’s Certificates dated as of February 27, 2007 (collectively, the “2007 Certificates”) continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and

(iii) certifying that the officers and agents of Borrower who have been certified to the Lender, pursuant to the 2007 Certificates, as being authorized to sign and to act on behalf of Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver the Amendment Documents.

(b) Second Amended and Restated Capital Contribution Agreement by Newtek Business Services, Inc., Exponential of New York, LLC, Wilshire New York Partners, IV, LLC and Wilshire New York Partners, V, LLC, in favor of Lender.

(c) Amended and Restated Subordination Agreement duly executed by Newtek Business Services, Inc.

(d) Amended and Restated Subordination Agreement duly executed by Wilshire New York Partners, IV, LLC.

(e) Amended and Restated Subordination Agreement duly executed by Wilshire New York Partners, V, LLC.

(f) Evidence that the maturity dates of the Subordinated Notes subject to the Amended and Restated Subordination Agreements referenced in clause (d) and (e), and the Existing Subordinated Notes subject to the Amended and Restated Subordination Agreement referenced in clause (c), above shall have been extended to a date on or after June 1, 2012.

(g) An executed copy of the term sheet between Borrower and Ohio Valley Products.

(h) Such other matters as the Lender may require.

5. Representations and Warranties. Borrower hereby represent and warrant to the Lender as follows:

(a) Borrower has all requisite power and authority to execute this Amendment and the other Amendment Documents and to perform all of its obligations hereunder and thereunder, and the Amendment Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with their terms.

(b) The execution, delivery and performance by Borrower of this Amendment and the other Amendment Documents have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the articles of incorporation or by-laws of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or Credit Agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article 5 of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

6. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

7. No Other Waiver . Except as otherwise provided in Paragraph 2 hereof, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Loan Documents or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

8. Release. Borrower and each Subordinated Creditor signing the Acknowledgment and Agreement of Subordinated Creditor set forth below, hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or each Subordinated Creditor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

9. Costs and Expenses. Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all reasonable costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrower specifically agrees to pay all reasonable fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrower, make a loan to Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

10. Miscellaneous. This Amendment and the Acknowledgment and Agreement of Subordinated Creditors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

CDS BUSINESS SERVICES, INC.

By:	/s/ Barry Sloane
Print Name:	Barry Sloane
Print Title:	Manager, Chairman & CEO

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Mignon Winston
Print Name:	Mignon Winston
Print Title:	Vice President

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITOR

The undersigned, a subordinated creditor of CDS BUSINESS SERVICES, INC., a Delaware corporation (the “Borrower”), to WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”) acting through its Wells Fargo Business Credit operating division pursuant to a Subordination Agreement dated as of February 27, 2007, (the “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in paragraph 10 of the Amendment) and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Subordination Agreement; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under its Subordination Agreement.

EXPONENTIAL OF NEW YORK, LLC

By:	/s/ Seth A. Cohen
Name:	Seth A. Cohen
Title:	Treasurer

NEWTEK BUSINESS SERVICES, INC.

By:	/s/ Seth A. Cohen
Name:	Seth A. Cohen
Title:	Chief Financial Officer

WILSHIRE NEW YORK PARTNERS IV, LLC

By:	/s/ Seth A. Cohen
Name:	Seth A. Cohen
Title:	Treasurer

WILSHIRE NEW YORK PARTNERS V, LLC

By:	/s/ Seth A. Cohen
Name:	Seth A. Cohen
Title:	Treasurer